UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On May 27, 2011, the administrator of the ACCO Brands Corporation 401(k) Plan (the “Plan”), distributed a notice to participants in the Plan informing them that effective June 30, 2011, the ACCO Brands Stock Fund (the “Stock Fund”) will be converted from a unitized stock fund to a real-time traded fund.  Due to this change, Plan participants will be temporarily unable to make exchanges, request distributions or obtain loans involving Plan assets invested in the common stock of ACCO Brands Corporation (the “Company”) through the Stock Fund during a temporary blackout period that is scheduled to begin at 4:00 p.m., Eastern Standard Time, on Tuesday, June 28, 2011, and is expected to end on or about Friday, July 1, 2011 (the “Plan Blackout Period”).

Because restrictions on investment changes involving the Company’s common stock held in the Plan could be in effect for more than three business days, on June 3, 2011 the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Any inquiries regarding the Plan Blackout Period may be directed to Fidelity Investments at 1-800-835-5095 or the Company’s director of benefits at (847) 484-3149.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1—Notice of Trading Blackout Period for Directors and Executive Officers dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)
Date: June 3, 2011	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit
99.1	Notice of Trading Blackout Period for Directors and Executive Officers dated June 3, 2011